Exhibit 99.1

Enfusion Announces Resignation of Chief Financial Officer

Reiterates 2022 Fourth Quarter and Full Year Guidance

November 28, 2022

NEW YORK / LONDON / HONG KONG, November 28, 2022 – Enfusion, Inc. (“Enfusion”) (NYSE: ENFN), a leading provider of cloud-based investment management software and services, today announced that Stephen Dorton has resigned from his position as Chief Financial Officer, effective January 6, 2023, in order to pursue another career opportunity, and not due to any disagreement with Enfusion’s operations, policies or practices.

“On behalf of everyone at Enfusion, I would like to thank Steve for his contributions during his tenure as CFO, a time during which the company has undergone breathtaking growth and transformation,” said Oleg Movchan, Interim Chief Executive Officer and a member of the Board of Directors. “Steve will stay on through the remainder of the fiscal year to ensure a smooth transition. He leaves behind strong accounting, financial planning, and financial control teams that are well-positioned to support and evolve all related capabilities moving forward. We wish Steve success in his future endeavors.”

Mr. Movchan also noted that, as part of its succession planning strategy, Enfusion maintains relationships with a number of executive search firms. He indicated that the Board of Directors had initiated discussions with several qualified CFO candidates and would conduct a search until such time as a new CFO is appointed.

As previously announced, Enfusion continues to see strong demand for its mission critical, cloud native solutions. Enfusion reiterates its outlook for the fourth quarter and full year 2022, as provided in its earnings release dated November 10, 2022.

About Enfusion

Enfusion’s investment management software-as-a-service platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with over 800 investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including expectations regarding future financial performance. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “could,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, such as those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the SEC on March 30, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 that was filed with the SEC on August 10, 2022, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 that was filed with the SEC on November 10, 2022. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Enfusion, Inc.

Source Code: ENFN-IR

Contacts:

Investors

Ignatius Njoku

investors@enfusion.com

Media

Prosek Partners

pro-enfusion@prosek.com